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                                                                    Exhibit 99.1
[SPHERION LOGO]

                                 Investor Contact: Teri Miller
                                                   (954) 308-8216
                                                   terilmiller@spherion.com

                                 Media Contact:    Patricia Johnson
FOR IMMEDIATE RELEASE                              (800) 422-3819
                                                   patriciacjohnson@spherion.com


             SPHERION ANNOUNCES DEPARTURE OF CHIEF OPERATING OFFICER
                  AND FOURTH QUARTER GOODWILL IMPAIRMENT CHARGE


         FORT LAUDERDALE, Fla., January 7, 2003 -- Spherion Corporation (NYSE:
SFN) today announced the departure of Robert E. Livonius, executive vice president and chief operating officer, continuing its effort to increase operational effectiveness. President and CEO Cinda A. Hallman will assume direct responsibility for business operations. Hallman commented, "We sincerely appreciate Bob's many contributions to the Company and wish him well in the future."

         Separately, Spherion announced that in the fourth quarter 2002 it will record a non-cash charge of between $250 and $300 million, on a pre-tax basis, for the impairment of goodwill and other intangible assets resulting from the Company's required annual review of goodwill under FAS 142. The Company will also record a pre-tax charge of approximately $3.5 million in the fourth quarter 2002 related to its obligations under Mr. Livonius' employment contract.

         Excluding the estimated charges described above, management confirmed its previously issued guidance for the fourth quarter 2002 of earnings per share from continuing operations of between $0.05 and $0.10, including a pre-tax gain on retirement of Convertible Subordinated Notes of approximately $6.0 million.


         The Company expects to release its financial results for the period ended December 27, 2002, after market close on February 5, 2003. The Company will host a conference call the following day, February 6th, at 9:00 a.m.



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eastern standard time when management will provide additional information on financial results. Details for the conference call will be announced at a later date.

         Spherion Corporation provides recruitment, technology and outsourcing services. Founded in 1946, with operations in North America, Europe and Asia/Pacific, Spherion helps companies efficiently plan, acquire and optimize talent to improve their bottom line. Visit the Company's web site at www.spherion.com.

         THIS RELEASE CONTAINS STATEMENTS THAT ARE FORWARD LOOKING IN NATURE AND, ACCORDINGLY, ARE SUBJECT TO RISKS AND UNCERTAINTIES. FACTORS THAT COULD CAUSE FUTURE RESULTS TO DIFFER FROM CURRENT EXPECTATIONS INCLUDE RISKS ASSOCIATED WITH: COMPETITION - OUR BUSINESS OPERATES IN HIGHLY COMPETITIVE MARKETS WITH LOW BARRIERS TO ENTRY; ECONOMIC CONDITIONS - A SIGNIFICANT ECONOMIC DOWNTURN COULD RESULT IN OUR CLIENTS USING FEWER FLEXIBLE EMPLOYEES OR THE LOSS OF A SIGNIFICANT CLIENT; CHANGING MARKET CONDITIONS - OUR BUSINESS IS DEPENDENT UPON THE AVAILABILITY OF QUALIFIED PERSONNEL; CORPORATE STRATEGY - WE MAY NOT ACHIEVE THE INTENDED EFFECT OF OUR BUSINESS TRANSFORMATION STRATEGY; LITIGATION
- WE ARE A DEFENDANT IN A VARIETY OF LITIGATION AND OTHER ACTIONS FROM TIME TO TIME AND WE MAY BE EXPOSED TO EMPLOYMENT-RELATED CLAIMS AND COSTS; OTHER - GOVERNMENT REGULATION MAY INCREASE OUR COSTS; BUSINESS RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS COULD MAKE THOSE OPERATIONS MORE COSTLY; FAILURE OR INABILITY TO COMPLETE OUR OUTSOURCING PROJECTS COULD RESULT IN DAMAGE TO OUR REPUTATION AND GIVE RISE TO LEGAL CLAIMS; MANAGING OR INTEGRATING ANY FUTURE ACQUISITIONS MAY STRAIN OUR RESOURCES, AND CERTAIN CONTRACTS CONTAIN TERMINATION PROVISIONS AND PRICING RISKS. ADDITIONAL REPURCHASES, IF ANY, OF OUR CONVERTIBLE SUBORDINATED NOTES ARE SUBJECT TO THE PREVAILING MARKET PRICE FOR THE NOTES, OVERALL MARKET CONDITIONS, THE COMPANY'S LIQUIDITY AND OTHER FACTORS. NO ASSURANCE CAN BE GIVEN THAT THE COMPANY WILL REPURCHASE ANY ADDITIONAL CONVERTIBLE SUBORDINATED NOTES. THESE AND ADDITIONAL FACTORS DISCUSSED IN THIS RELEASE AND IN SPHERION'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY PROJECTIONS CONTAINED IN THIS RELEASE.






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